SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 4, 2012

CEDAR FAIR, L.P.
(Exact name of Registrant as specified in its charter)

DELAWARE	1-9444	34-1560655
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)
One Cedar Point Drive, Sandusky, Ohio		44870-5259
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (419) 626-0830

N.A.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[X] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On April 4, 2012 C. Thomas Harvie, Steven Tishman and Michael Kwiatkowski announced that they would not stand for re-election at the 2012 Annual Meeting of Unitholders. Messrs. Harvie, Tishman, and Kwiatkowski each advised the Company that the reason for their respective decisions was not the result of any disagreement with the Company.

Item 8.01 Other Events
On April 9, 2012, the Company issued a news release announcing that Messrs. Harvie, Tishman and Kwiatkowski will not stand for re-election to the Board of the General Partner at the 2011 Annual Meeting and that the Board of the General Partner has decided to nominate Daniel Hanrahan, Debra Smithart-Oglesby, and Lauri Shanahan, and for election as directors at the 2012 Annual Meeting of Unitholders. A copy of the press release is attached as exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits
Exhibit 99.1 News Release dated April 9, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CEDAR FAIR, L.P.
By Cedar Fair Management, Inc., General Partner

By:	/s/ Brian C. Witherow
Brian C. Witherow Executive Vice President and Chief Financial Officer

Date: April 10, 2012

EXHIBIT INDEX

Exhibit No.	Description
99.1	News Release dated April 9, 2012